UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 28, 2015 (September 28, 2015)

Date of Report (date of earliest event reported)

KYTHERA BIOPHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35663	03-0552903
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

30930 Russell Ranch Road, Third Floor Westlake Village, CA 91362
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 587-4500

Not Applicable
(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

At the Special Meeting of Stockholders of KYTHERA Biopharmaceuticals, Inc. (“KYTHERA”) held on September 28, 2015 (the “Special Meeting”), the stockholders of KYTHERA voted as set forth below on the following proposals, each of which is described in detail in KYTHERA’s definitive proxy statement filed with the Securities and Exchange Commission on August 21, 2015.

At the Special Meeting, 20,893,613 shares of common stock, or approximately 79.44% of the outstanding common stock entitled to vote were represented by proxy or in person.

The final voting results for each matter submitted to a vote of KYTHERA’s stockholders are as follows:

Proposal 1. Adoption of the Merger Agreement.

The adoption of the Amended and Restated Agreement and Plan of Merger, dated as of August 4, 2015, by and among Allergan plc, Keto Merger Sub, Inc. and KYTHERA (the “Merger Agreement”).

For	Against	Abstain
20,162,839	13,595	717,179

Proposal 2. Adjournment of the Special Meeting.

The approval of the adjournment of the Special Meeting to another date and place if necessary or appropriate to solicit additional votes in favor of Proposal No. 1.

For	Against	Abstain
18,812,516	1,363,037	718,060

Proposal 3. Non-binding, Advisory Vote on Executive Compensation.

The approval, on a non-binding, advisory basis, of the compensation to be paid to KYTHERA’s named executive officers that is based on or otherwise relates to the merger.

For	Against	Abstain
19,202,208	436,071	1,255,334

The adjournment of the Special Meeting to another date and place to solicit additional votes in favor of the proposal to adopt the Merger Agreement was deemed unnecessary after the voting results were reported and it was determined that the affirmative vote of a majority of the outstanding shares of KYTHERA’s common stock entitled to vote on the proposal to adopt the Merger Agreement had voted in favor of such proposal, and the proposal to adopt the Merger Agreement had, therefore, been approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KYTHERA BIOPHARMACEUTICALS, INC.

Date: September 28, 2015

	By:	/s/ Keith R. Leonard, Jr.
	Name:	Keith R. Leonard, Jr.
	Title:	President and Chief Executive Officer